Exhibit 4.2

SUBORDINATED NOTE CERTIFICATE
INDEPENDENT BANK CORP.
Fixed-to-Floating Rate Subordinated Notes Due 2029
THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.
THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE OBLIGATIONS OF INDEPENDENT BANK CORP. (THE “COMPANY”) TO ITS GENERAL, TRADE AND SECURED CREDITORS (TO THE EXTENT OF SUCH SECURITY) AND STRUCTURALLY SUBORDINATED TO DEPOSITS, GENERAL, TRADE AND SECURED CREDITORS, AND LIABILITIES OF ROCKLAND TRUST COMPANY AND IS UNSECURED AND INELIGIBLE TO SERVE AS COLLATERAL TO SECURE A LOAN BY THE COMPANY OR ROCKLAND TRUST COMPANY.
THIS SUBORDINATED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $1,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF A SUBORDINATED NOTE IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER AND MAY BE DISREGARDED BY THE COMPANY OR ANY OF ITS AGENTS. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SUBORDINATED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON SUCH SUBORDINATED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SUBORDINATED NOTE.
THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REQUIREMENTS OF THE SECURITIES ACT. THIS SUBORDINATED NOTE IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF AN ISSUING AND PAYING AGENCY AGREEMENT, DATED MARCH 14, 2019, BETWEEN THE COMPANY AND U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, AS ISSUING AND PAYING AGENT, COPIES OF WHICH, IN EACH CASE, ARE ON FILE WITH THE COMPANY. THIS SUBORDINATED NOTE MAY NOT BE TRANSFERRED OR EXERCISED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID.

CERTAIN ERISA CONSIDERATIONS:
THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR

ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS TO FINANCE SUCH PURCHASE OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.
ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

Registered No. [•]	Principal Amount:	$[•]

	CUSIP:	[•]

INDEPENDENT BANK CORP.
Fixed-to-Floating Rate Subordinated Notes Due 2029

1.Payment.

(a)    INDEPENDENT BANK CORP., a company incorporated under the laws of the Commonwealth of Massachusetts (the “Issuer”), for value received, hereby promises to pay to [•], or registered assigns, the principal sum of [•] Dollars (U.S.) ($[•]) on March 15, 2029 (the “Maturity Date”) and to pay interest thereon (i) at the rate of 4.75% per year (computed on the basis of a 360-day year of twelve 30-day months) from and including March 15, 2019 to but excluding the earlier of March 15, 2024 or the date of any redemption pursuant to Section 3(a), Section 3(b) or Section 3(c) below (the “Fixed Rate Interest Period”), payable during the Fixed Rate Interest Period semi-annually in arrears, on March 15 and September 15 of each year (each, a “Fixed Interest Payment Date”), and (ii) at the rate per annum equal to the three-month LIBOR rate (provided, that, in the event the three-month LIBOR rate is less than zero, the three-month LIBOR rate shall be deemed to be zero) plus 219 basis points (2.19%) (computed on the basis of a 360-day year based on the number of days actually elapsed) from and including March 15, 2024 to but excluding the Maturity Date or any early redemption date (the “Floating Rate Interest Period”), payable quarterly in arrears on each March 15, June 15, September 15 and December 15 (each, a

“Floating Interest Payment Date” and together with each Fixed Interest Payment Date, the “Interest Payment Dates”). The first Interest Payment Date shall be September 15, 2019.
(b)    If any Interest Payment Date or the Maturity Date is not a Business Day, then the payment will be made on the next succeeding Business Day and no interest will accrue as a result of such postponement. A “Business Day” means any day other than a Saturday, Sunday, federal holiday or day on which banks in the State of New York are authorized or obligated by law or executive order to close.

(c)    For purposes hereof:

(i)    “Calculation Agent” means the calculation agent appointed by the Issuer at or before March 15, 2024 pursuant to a separate agreement between the Issuer and such calculation agent.

(ii)    “Determination Date” with respect to an Interest Period will be the second London Banking Day preceding the first day of such Interest Period.

(iii)    “Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date.

(iv)    “LIBOR” with respect to an Interest Period, will be the ICE Benchmark Administration London Interbank Offered Rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on the appropriate page of the Reuters Screen as of 11:00 a.m., London time, on the Determination Date. If such screen does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period. Notwithstanding the foregoing, if prior to first day of any Interest Period, the Issuer, in consultation with the Calculation Agent, determines that LIBOR has been permanently discontinued (including following a public statement by the LIBOR administrator that it has invoked, or will invoke, permanently or indefinitely, its insufficient submissions policy or a public statement by the administrator of LIBOR announcing that LIBOR is no longer representative or may no longer be used or that more than 50% of the floating rate debt issuances by federally insured banking institutions issued in the preceding 6 months bear interest calculated on a base rate other than LIBOR), then the Calculation Agent will use, at the direction of the Issuer and with the approval of the holders of a majority of the Subordinated Notes, for each subsequent Determination Date, the substitute or successor reference rate for LIBOR that has been selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) and whose use is consistent with then-accepted market practice for debt obligations such as the Subordinated Notes, including the addition of the applicable credit spread adjustment (the “Alternative Rate”) and, may, after consultation with the Issuer, determine what business day convention to use, the definition of business day, the reference rate determination date to be used and any other relevant methodology for calculating such substitute or successor reference rate, including any adjustment factor needed to make such Alternative Rate comparable to LIBOR in a manner that is consistent with industry-accepted practices for the use of such Alternative Rate for debt obligations such as the Subordinated Notes (collectively, “Adjustments”). If the Issuer, in consultation with the Calculation Agent and the holders of the Subordinated Notes, determines that there is no clear market consensus as to whether any rate has replaced LIBOR in customary market usage, the Issuer shall appoint, subject to the approval of the holders of a majority of the Subordinated Notes (such approval not to be unreasonably withheld or delayed) an independent financial advisor to determine an appropriate Alternative Rate and any Adjustments thereon, and the decision of the independent financial advisor will be binding on the Issuer, the Calculation Agent and the holders of the Subordinated Notes; provided, if the Issuer determines that LIBOR has been permanently discontinued and, for any reason, an Alternative Rate has not been determined, LIBOR shall equal LIBOR for the interest period immediately preceding such Interest Reset Date until the Alternative Rate is determined.

(v)    “London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

(vi)    “Representative Amount” means a principal amount of not less than $[•] for a single transaction in the relevant market at the relevant time.
2.Subordinated Notes, Noteholders. This Subordinated Note is a duly authorized issue of notes of the Issuer designated as Fixed-to-Floating Rate Subordinated Notes Due 2029 (each a “Subordinated Note” and collectively, the “Subordinated Notes”) issued pursuant to the Issuing and Paying Agency Agreement, dated as of March 14, 2019 (the “Issuing and Paying Agency Agreement”), between the Issuer and U.S. Bank National Association, a national banking association, as Issuing and Paying Agent (herein called the “Issuing and Paying Agent,” which term includes any successor issuing and paying agent under the Issuing and Paying Agency Agreement) and reference is hereby made to the Issuing and Paying Agency Agreement for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Issuing and Paying Agent and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered. The holder in whose name any Subordinated Notes are registered on the Security Register (as defined herein) is referred to as a “Noteholder,” and such holders collectively are referred to as the “Noteholders.”

3.Optional Redemption. The Issuer may, at its option, beginning with the Interest Payment Date of March 15, 2024, and on any scheduled Interest Payment Date thereafter (or at any time on or after the 30th day prior to the Maturity Date), redeem the Subordinated Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the redeemed Subordinated Notes, plus accrued and unpaid interest to but excluding the date of the redemption. The option of redemption is subject to the approval of the Board of Governors of the Federal Reserve (the “Federal Reserve”).

The Issuer will notify Noteholders of the Subordinated Notes to be redeemed at least 30 but not more than 60 days before the scheduled redemption (which notice may be conditional). If the Issuer is redeeming less than all the Subordinated Notes, the Subordinated Notes must be redeemed ratably among Noteholders.

The Subordinated Notes may not be redeemed by the Issuer in whole or in part prior to March 15, 2024, except that the Issuer may, at its option, redeem the Subordinated Notes before the Maturity Date in whole, but not in part, at any time, upon the occurrence of any of the following events:
(a)    a “Tax Event,” which means the receipt by the Issuer of an opinion of independent tax counsel to the effect that an amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which change or amendment becomes effective or which pronouncement or decision is announced on or after the date of issuance of the Subordinated Notes, resulting in more than an insubstantial risk that the interest payable on the Subordinated Notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by the Issuer, in whole or in part, for U.S. federal income tax purposes;
(b)    a “Tier 2 Capital Event,” which means the receipt by the Issuer of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Issuer or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Subordinated Notes, the Subordinated Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 Capital (or its then equivalent) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to the Issuer; or
(c)    the Issuer becomes required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.
Any such redemption will be at a redemption price equal to 100% of the aggregate principal amount of the Subordinated Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. Any redemption, call or repurchase of the Subordinated Notes following one of the events enumerated above would require prior approval of the Federal Reserve.
The Issuer’s election to redeem any Subordinated Notes upon the occurrence of any of the events enumerated above (each of which events shall not be considered to have occurred for these purposes until the Issuer has obtained the approval of the Federal Reserve) will be provided to the Issuing and Paying Agent at least 30 days but not more than 60 days before the redemption date.
On and after any early redemption date, interest will cease to accrue on the Subordinated Notes called for redemption. On or prior to any early redemption date, the Issuer is required to deposit with the Issuing and Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on the Subordinated Notes to be redeemed on such date.
This Subordinated Note is not subject to redemption at the option of the holder of this Subordinated Note.
4.Subordination. The indebtedness of the Issuer evidenced by this Subordinated Note, including the principal and interest on this Subordinated Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing and future Senior Indebtedness (as defined below) of the Issuer, and such subordination is for the benefit of and enforceable by the holders of such Senior

Indebtedness. Upon any payment or distribution of assets to creditors in case of the Issuer’s liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or any bankruptcy, insolvency, or similar proceedings, all holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due to such holders pursuant to the terms of such Senior Indebtedness before the Noteholders will be entitled to receive any payment of principal or interest on their Subordinated Notes. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Noteholders, together with the holders of any obligations of the Issuer ranking equally in right of payment with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Issuer, the unpaid principal thereof, and the unpaid interest thereon, before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking subordinate or junior to the Subordinated Notes. In addition, no payment on account of principal or interest on the Subordinated Notes will be made by the Issuer if, at the time of such payment or immediately after giving effect thereto, there has occurred an event of default with respect to any of the Issuer’s Senior Indebtedness, permitting the holders thereof (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, or an event that, with the giving of notice or the passage of time or both, would constitute such event of default, and such event of default shall not have been cured or waived.

“Senior Indebtedness” means the principal of (and premium, if any) and interest, if any, on:
(a) all indebtedness and obligations of, or guaranteed or assumed by, the Issuer for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other similar instruments, and including, but not limited to, deposits of Rockland Trust Company, and all obligations to the Issuer’s general and secured creditors;
(b) any deferred obligations of the Issuer for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;
(c) all obligations, contingent or otherwise, of the Issuer in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar direct credit substitutes;
(d) any capital lease obligations of the Issuer;
(e) all obligations of the Issuer in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements or derivative products;
(f) all obligations that are similar to those in clauses (a) through (e) of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise arising from an off-balance sheet guarantee;
(g) all obligations of the types referred to in clauses (a) through (f) of other persons secured by a lien on any property or asset of the Issuer; and
(h) in the case of (a) through (g) above, all amendments, renewals, extensions, modifications and refunding’s of such indebtedness and obligations unless, in any case either in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is provided that such indebtedness or obligation is not superior in right of payment to the Subordinated Notes or to other debt that is pari passu with or subordinate to the Subordinated Notes or such indebtedness is between the Issuer and any Affiliate.
Notwithstanding the foregoing, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used here in the definition of Senior Indebtedness will have the meaning as described in that rule or interpretation.
Each Noteholder by accepting a Subordinated Note authorizes and directs the Issuing and Paying Agent on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of the Issuer as provided in this Section 4 and appoints the Issuing and Paying Agent as attorney-in-fact for any and all such purposes.
Nothing herein shall impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Subordinated Note in accordance with its terms.
Each Noteholder by accepting a Subordinated Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuer, whether such Senior Indebtedness was created or acquired before or after the issuance of the Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.
Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Issuer may, at any time and from time to time, without the consent of or notice to the Issuing and Paying Agent or the Noteholders, without incurring responsibility to the Issuing and Paying Agent or the Noteholders and without impairing or releasing the subordination provided in this Section 4 or the obligations hereunder of the Noteholders to the holders of the Senior Indebtedness of the Issuer, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Issuer, or otherwise amend or supplement in any manner Senior Indebtedness of the Issuer, or any instrument evidencing the same or any agreement under which Senior Indebtedness of the Issuer is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Issuer; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness of the Issuer; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.
5.    Consolidation, Merger and Sale of Assets. The Issuer shall not consolidate with or merge into another person or entity, or convey or transfer its properties and assets substantially as an entirety to any person or entity, unless:
(a)    the person or entity formed by such consolidation or into which the Issuer is merged or the person or entity which acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety is a corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes, by a supplemental agreement, the due and punctual payment of the principal of and any interest on the Subordinated Notes according to their terms, and the due and punctual performance and observance of all covenants and conditions to be performed by the Issuer contained in this Subordinated Note and the Issuing and Paying Agency Agreement; and
(b)     immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.
Upon any such consolidation or merger, or conveyance or transfer, the successor entity or person formed, or into which the Issuer is merged or to which such conveyance or transfer is made, shall succeed to, and be substituted for, the Issuer under the Issuing and Paying Agency Agreement, and the Issuer shall be released from all of its obligations pursuant thereto.

6.Events of Default; Acceleration. Each of the following events shall constitute an “Event of Default”:

(a)the entry of a decree or order for relief in respect of the Issuer by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of 60 consecutive days;

(b)the commencement by the Issuer of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Issuer to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

(c)the Issuer (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, (iii) admits in writing its inability to pay its debts as they mature, or (iv) ceases to be a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended;

(d)the failure of the Issuer to pay any installment of interest on any of the Subordinated Notes as and when the same will become due and payable, and the continuation of such failure for a period of 15 days;

(e)the failure of the Issuer to pay all or any part of the principal of any of the Subordinated Notes as and when the same will become due and payable;

(f)the liquidation of the Issuer (for avoidance of doubt, “liquidation” does not include any merger, consolidation, sale of equity or assets or reorganization (exclusive of a reorganization in bankruptcy) of the Issuer or any of its subsidiaries);

(g)default by the Issuer under any bond, debenture, note or other evidence of indebtedness having an aggregate principal amount outstanding of at least $10,000,000 whether now existing or hereafter incurred; or

(h)the failure of the Issuer to perform any other covenant or agreement on the part of the Issuer contained in the Subordinated Notes, and the continuation of such failure for a period of 30 days after the date on which notice specifying such failure, stating that such notice is a “Notice of

Default” hereunder and demanding that the Issuer remedy the same, will have been given, in the manner set forth in Section 12, to the Issuer by a Noteholder; or

If an Event of Default described in Section 6(a) or Section 6(b) occurs, then the principal amount of all of the outstanding Subordinated Notes, and accrued and unpaid interest, if any, on all outstanding Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of any Noteholder, and the Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. Notwithstanding the foregoing, because the Issuer will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 6(a) or Section 6(b), no Noteholder may accelerate the Maturity Date of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable. The Issuer, within 45 calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Subordinated Note, shall mail to all Noteholders, at their addresses shown on the Security Register (as defined in Section 10 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Issuer in writing.
7.Failure to Make Payments. In the event of an Event of Default under Section 6(d) or Section 6(e) above, the Issuer will, upon demand of the holder of this Subordinated Note, pay to the holder of this Subordinated Note the amount then due and payable on this Subordinated Note for principal and interest (without acceleration of this Subordinated Note in any manner), with interest on the overdue principal and interest at the rate borne by this Subordinated Note, to the extent permitted by applicable law. If the Issuer fails to pay such amount upon such demand, the holder of this Subordinated Note may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer.

Upon the occurrence of a failure by the Issuer to make any required payment of principal or interest on this Subordinated Note, or an Event of Default until such Event of Default is cured by the Issuer, the Issuer shall not: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuer’s capital stock; (b) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any indebtedness of the Issuer that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes.
8.Payment Procedures. Payment of the principal and interest payable on the Maturity Date will be made by wire transfer in immediately available funds to a bank account in the United States designated by the Noteholder, upon presentation and surrender of this Subordinated Note at the office of the Issuer or at such other place or places as the Issuer shall designate by notice to the Noteholders, provided that this Subordinated Note is presented to the Issuer in time for the Issuer to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date or upon early redemption) shall be made by wire transfer in immediately available funds or check mailed to the person entitled thereto, as such person’s address appears on the Security Register maintained by the Issuing and Paying Agent as of the applicable Regular Record Date or to such other address in the United States as any Noteholder shall designate to the Issuing and Paying Agent in writing not later than the relevant Regular Record Date. Interest payable on any Interest Payment Date shall be payable to the holder in whose name this Subordinated Note is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding the applicable Interest Payment Date (such date being referred to herein as the “Regular Record Date”), except that interest not punctually paid may be paid to the Noteholder in whose name this Subordinated Note is registered at the close of business on a Special Record Date fixed by the Issuer (a “Special Record Date”), notice of which shall be given to the holder not less than 15 calendar days prior to such Special Record Date. (The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates”). To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Subordinated Note, on any amount of principal of or interest on this Subordinated Note not paid when due. All payments on this Subordinated Note shall be applied first to accrued interest and then the balance, if any, to principal.

9.Form of Payment, Maintenance of Payment Office. Payments of principal of and interest on this Subordinated Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Until the date on which all of the Subordinated Notes shall have been surrendered or delivered to the Issuer or the Issuing and Paying Agent for cancellation or destruction, or become due and payable and a sum sufficient to pay the principal of and interest on all of the Subordinated Notes shall have been either paid or reserved for payment by the Issuer as provided herein, the Issuer shall at all times maintain an office or agency (which may be the Issuing and Paying Agent) in the State of New York where Subordinated Notes may be presented or surrendered for payment.

10.Registration of Transfer, Security Register. Except as otherwise provided herein, this Subordinated Note is transferable in whole and not in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Noteholder in person, or by his attorney duly authorized in writing, at the office of the Issuing and Paying Agent. The Issuing and Paying Agent shall maintain a register providing for the registration of ownership of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon presentation of this Note for exchange or registration of transfer, the Issuer shall execute, authenticate and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like tenor and terms, each in a denomination of $1,000 or any amount in excess thereof which is an integral multiple of $1,000 and, in the absence of an opinion of counsel satisfactory to the Issuer to the contrary, bearing the restrictive legends set forth on the face of this Subordinated Note and that is or are registered in such name or names requested by the Noteholder. Any Subordinated Note presented for registration of transfer or for exchange shall be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Issuer, and shall be accompanied by such evidence of due authorization and guarantee of signature as may reasonably be required by the Issuer in form satisfactory to the Issuer, duly executed by the Noteholder or his attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legends appearing on such Subordinated Note or Subordinated Notes as the Issuer may reasonably request to comply with applicable law. No exchange or registration of transfer of this Subordinated Note shall be made on or after the fifteenth day immediately preceding the Maturity Date. This Subordinated Note is subject to the restrictions on transfer of a subscription agreement between the Issuer of this Subordinated Note and the purchasers referred to therein, a copy of which is on file with the Issuer. The Subordinated Note may not be sold or otherwise transferred except in compliance with said agreement.

11.Charges and Transfer Taxes. No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Subordinated Note, but the Issuing and Paying Agent or the Issuer may require payment of a sum sufficient to cover any stamp or other tax or governmental charge payable in connection therewith (other than exchanges pursuant to the Issuing and

Paying Agency Agreement not involving any transfer) or presentation of evidence that such tax or charge has been paid.

12.Ownership. Prior to due presentment of this Subordinated Note for registration of transfer, the Issuer may deem and treat the Noteholder as the absolute owner of this Subordinated Note for the purpose of receiving payment of principal of and premium, if any, and interest on this Subordinated Note and for all other purposes whatsoever.

13.Notices. All notices to the Issuer under this Subordinated Note shall be in writing and addressed to the Issuer at Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370, Attention: Edward H. Seksay, or to such other address as the Issuer may provide by notice to the Noteholder. All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at his or its address as set forth in the Security Register.

14.Denominations. The Subordinated Notes are issuable only as registered Notes without interest coupons in denominations of $1,000 or any amount in excess thereof which is a whole multiple of $1,000.

15.Modification and Amendment.

(a)Without the consent of any Noteholders, the Issuer and the Issuing and Paying Agent may enter into one or more modifications of the Issuing and Paying Agency Agreement or the Subordinated Notes, in form reasonably satisfactory to the Issuing and Paying Agent, to (i) evidence the succession of another entity to the Issuer in compliance with Section 5 hereof and the assumption by any such successor of the obligations of the Issuer contained in the Issuing and Paying Agency Agreement and in the Subordinated Notes, (ii) change or eliminate any of the provisions of the Issuing and Paying Agency Agreement; provided, however, that any such change or elimination shall become effective only when there is no outstanding Subordinated Note created prior to the execution of such amendment or modification which is entitled to the benefit of such provisions, (iii) establish other forms or terms of Subordinated Notes as permitted in the Issuing and Paying Agency Agreement, (iv) evidence and provide for the acceptance of appointment under the Issuing and Paying Agency Agreement by a successor Issuing and Paying Agent, (v) cure any ambiguity, correct or supplement any provisions in the Issuing and Paying Agency Agreement or in this Subordinated Note which may be inconsistent with any other provisions herein or in the Issuing and Paying Agency Agreement, or (vi) make any other provisions with respect to matters or questions arising herein or in the Issuing and Paying Agency Agreement; provided, however, that such action shall not adversely affect the interests of any Noteholder, (vi) modify the restrictions on and procedures for resales and other transfers of the Subordinated Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or other transfer of restricted securities generally, or (vii) modify, eliminate or add to the provisions of the Issuing and Paying Agency Agreement to such extent as shall be necessary to qualify the Issuing and Paying Agency Agreement (including any supplemental agreement thereto) under the Trust Indenture Act of 1939, as amended, or under such similar statute hereafter enacted.

(b)With the consent of the Noteholders of a majority in aggregate principal amount of the outstanding Subordinated Notes affected thereby, the Issuer and the Issuing and Paying Agent may enter into one or more agreements supplemental to the Issuing and Paying Agency Agreement for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Issuing and Paying Agency Agreement or of modifying in any manner the rights of the Noteholders under the Issuing and Paying Agency Agreement; provided, however, that no such supplemental agreement shall, without the consent of each Noteholder affected thereby: (i) change the stated maturity date of the principal (or any installment of principal) of any Subordinated Note, (ii) change any Interest Payment Date on which interest on any Subordinated Note is to be paid, (iii) reduce the principal amount of any Subordinated Note, (iv) reduce the rate of interest on any Subordinated Note, (v) change the manner of calculation of interest on any Subordinated Note, (vi) change any of the redemption provisions of any Subordinated Note, (vii) change any place of payment for any Subordinated Note, (viii) change the currency in which the principal of, or premium, if any, or interest on, any Subordinated Note is payable, (ix) impair the right to institute suit for the enforcement of any required payment in respect of any Subordinated Note, or (x) reduce the percentage of the aggregate principal amount of the outstanding Subordinated Notes, the consent of whose Noteholders is required for the modification and amendment of the Issuing and Paying Agency Agreement and the Subordinated Notes.

16.Absolute and Unconditional Obligation of the Issuer. No provisions of this Subordinated Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed.

17.Waiver and Consent.

(a)     Any consent or waiver given by the Noteholder shall be conclusive and binding upon such Noteholder and upon all future holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.
(b)    No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.
(c)    Any insured depository institution which shall be a Noteholder or which otherwise shall have any beneficial ownership interest in any Subordinated Note shall, by its acceptance of such Subordinated Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.
18.Further Issues. The Issuer may, from time to time, without the consent of any of the Noteholders, create and issue additional notes having the same terms and conditions of the Subordinated Notes in all respects (except for the issue date, issue price and initial Interest Payment Date) so that such additional notes would form a single series with the Subordinated Notes and rank equally and ratably with the Subordinated Notes or would form a new series. No additional Subordinated Notes may be issued if any Event of Default has occurred and is continuing with respect to the Subordinated Notes.

19.Satisfaction and Discharge. The Issuing and Paying Agency Agreement and this Subordinated Note will cease to be of further effect when:

(a)    either (A) all Subordinated Notes heretofore authenticated and delivered (other than (i) Subordinated Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in the Issuing and Paying Agency Agreement and (ii) Subordinated Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in the Issuing and Paying Agency Agreement) have been delivered to the Issuer for cancellation; or (B) all Subordinated Notes not theretofore delivered to the Issuer for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year in accordance with the terms of the Issuing and Paying Agency Agreement and the Subordinated Notes and, in the case of (B) (i), (ii) or (iii) above, the Issuer has irrevocably deposited or caused to be deposited with the Issuing and Paying Agent funds in an amount in the currency in which the Subordinated Notes are payable, sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Issuer for cancellation, for principal (and premium, if any) and interest with respect thereto, to the date of such payment (in the case of Subordinated Notes that have become due and payable) or the stated maturity or redemption date, as the case may be;
(b)    the Issuer has paid or caused to be paid all or other sums payable under the Issuing and Paying Agency Agreement and the Subordinated Notes; and
(c)    the Issuer has delivered to the Issuing and Paying Agent an officer’s certificate stating that all conditions precedent described above relating to the satisfaction and discharge of the Issuing and Paying Agency Agreement and the Subordinated Notes have been complied with.
20.Governing Law. THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF. THIS SUBORDINATED NOTE IS INTENDED TO MEET THE CRITERIA FOR QUALIFICATION OF THE OUTSTANDING PRINCIPAL AS TIER 2 CAPITAL UNDER THE REGULATORY GUIDELINES OF THE FEDERAL RESERVE, AND THE TERMS HEREOF SHALL BE INTERPRETED IN A MANNER TO SATISFY SUCH INTENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and attested.
INDEPENDENT BANK CORP.

By:________________________________
Name:
Title:

ATTEST:

_____________________________________
Name:
Title:

Dated: March 14, 2019

[Note Signature Page]

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Issuing and Paying Agency Agreement as Issuing and Paying Agent
By____________________________________________
Authorized Signature